                                  EXHIBIT 10(e)


12/13/94

                      STANDARD CONFIGURATION OEM AGREEMENT

         THIS AGREEMENT is made and entered into on this       day of December
19    , ("Effective Date") by and between Howtek, Inc., (hereinafter "Howtek"), a Delaware corporation with a principal place of business at 21 Park Avenue, Hudson, New Hampshire, 03051, and, Crosfield Electronics Limited, a United Kingdom corporation, ("OEM") with a principal place of business at Three Cherry Trees Lane, Hemel Hempstead, Herts, HP2 7RH, England.

WHEREAS Howtek engages in the development, manufacture and sale of a drum scanner for both reflective and transmissive material which offers interfaces to a number of computer platforms including, but not limited to, Macintosh and IBM compatible computers (the "Product" more particularly described in the "Specifications" set forth in Exhibit "A", attached hereto), which are marketed to end users through a network of Original Equipment Manufacturers (OEM), dealers and directly by Howtek; and

WHEREAS OEM engages in the development and marketing of Color Electronic Pre-Press Systems; and

WHEREAS, OEM is ultimately owned by E.I. DuPont de Nemours and Company and Fuji Photo Film Ltd., of the U.S.A. and Japan respectively, in equal shares; and

WHEREAS OEM intends to both sell the Product supplied by Howtek as a stand alone item to third parties as well as to integrate the Product under this OEM Agreement into it's own products and systems and offer in both cases warranty, maintenance and services for the Products purchased hereunder and such sales to be both direct from OEM and by way of intermediaries between OEM and end-users of the Products;

ACCORDINGLY IT IS AGREED BETWEEN THE PARTIES AS FOLLOWS:

     1. TERM Subject to the termination provisions of Article 15, the initial term of this agreement is 12 months, beginning on the effective date, and shall be renewed automatically at the end of the term for successive twelve month terms. The expiration or termination of this Agreement shall not relieve the OEM from making any payments then and thereafter due under the terms of this Agreement nor from the obligation not to disclose or use trade secrets and any proprietary or confidential information of Howtek.

     2. ORDERS AND FORECASTS OEM shall order Howtek product, as described in Exhibit "B" ("Product"), by issuing a written purchase order to Howtek at least 90 days prior to requested delivery date (or such shorter period as is acceptable to Howtek) which authorizes shipment of product under this Agreement and which specifies the quantity, model, description, price, requested shipment date, destination, and shipping instructions. OEM shall be entitled to reschedule delivery of ordered Product, on a one time basis per purchase order, for Product which is scheduled to be delivered more than 30 days from date of giving notice of rescheduling, provided that such delivery may only be rescheduled for a date not to exceed 120 days from the date of the original purchase order. To enable Howtek to assess future requirements, OEM shall provide to Howtek a twelve month rolling forecast of Product OEM expects to purchase from Howtek on the signing of this Agreement (see Exhibit "C") and OEM shall update this forecast quarterly throughout the term of this Agreement and any renewals thereof. Such forecast shall not require OEM to purchase nor Howtek to deliver the amount of Product listed in the forecast. Provided OEM is in compliance with the terms of this Agreement, Howtek will accept all OEM purchase orders which are consistent with the volumes set forth in the forecasts it provides to Howtek. It is understood, however, that the first three months of such forecast shall be based upon firm purchase orders.

     3. PRICE The OEM Purchase Prices and Discounts are set forth in Exhibit B. The initial OEM Purchase Price to be paid by OEM after the signing of this Agreement shall be based upon the Product purchase volumes forecast by the OEM pursuant to Section 2 above. At the end of each three month period following the commencement of this Agreement, if OEM's purchasing history and open orders of Product are not at the forecasted rate, then the OEM Discount and OEM Purchase Price shall be adjusted, up or down, to reflect the actual sales rate achieved during said preceding three month period, on all open and succeeding purchase orders until revised again in accordance with this provision. In order to accomodate OEM's market development efforts during the initial term of this Agreement OEM's Product purchases shall be aggregated over an eighteen month period for purposes of calculating the appropriate purchase price discount in Exhibit "B" and thereafter shall be aggregated over a twelve month period. Quarterly price reviews will continue during the initial term, but the quantities will be measured against an eighteen month term. The OEM Purchase Price does not include sales, use or other applicable taxes. OEM agrees either to furnish an appropriate exemption and/or resale certificate, or to pay Howtek, upon presentation of invoices therefor, the amounts of any such taxes which Howtek may be required to collect. Howtek shall endeavor throughout the term of this Agreement to make, and OEM shall endeavor to suggest, improvements to the Product and manufacturing processes to enable cost reductions to the Product to take place to the benefit of both parties. The pricing set forth for the Product in Exhibit "B", as may be amended from time to time, during each term, shall be the maximum price for the duration of that period. The price may be reviewed at twelve (12) monthly periods thereafter to assess whether it should be adjusted from that agreed. Any change to the purchase price which is in excess of the average United States of America inflation figure at the time of the annual review will be justified in detail by Howtek and approved by the OEM before coming into effect, such approval shall not be unreasonably withheld. Howtek will endeavor to maintain prices at competitive levels against similar classes of product produced by other manufacturers. If OEM considers that this is not being maintained for any reason then this will be subject to discussion between the Parties to resolve the matter. In the event that the U.S. list price of the Product is reduced by Howtek at any time, Howtek shall notify OEM forthwith and Exhibit B shall be amended accordingly. The prices as so altered shall apply to all Products delivered on and after the applicable date of the price reduction, including outstanding orders. Howtek shall credit OEM againstthe purchases of future Products with amounts paid by OEM over and above the applicable reduced price for all Products (excluding Product demonstration units) held in stock by OEM for a period of not more than 60 days at the time of introduction of the

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



said reduction".

     4. PAYMENT Payment to Howtek by OEM for the purchase of Product shall be due 50 days from date of invoice which date shall correspond to the date of shipment of Product to OEM from Howtek's facility. Howtek shall send a copy of the invoice by facsimile transmission to OEM on the date of shipment.

     5. DELIVERY, TITLE, RISK OF LOSS Howtek shall endeavor to ship Products as close to the requested order date as possible. However, Howtek shall not be liable for delays in delivery or failure to manufacture due to causes beyond its reasonable control, including, without limitation, acts of God, an inability to obtain necessary labor, materials or manufacturing facilities. In the event of any such delay, the date of delivery shall be extended for a period equal to the time lost by reason of the delay. All Howtek Products purchased hereunder shall be sold F.C.A. (Incoterms), common carrier, Howtek's facility, Hudson, New Hampshire or other designated Howtek distribution facility, freight collect, and title and risk of loss shall pass to OEM upon tender of delivery to a carrier. Howtek shall retain a purchase money security interest in all Products until paid for in full by OEM and OEM hereby authorizes Howtek to file and sign on behalf of OEM any documents necessary to perfect or secure Howtek's security interest in the Product. Products will be packaged at Howtek's expense in accordance with standard commercial packaging for air freight. The fastest and most economical means of shipment will be negotiated between Howtek and OEM. OEM shall, at its own expense, obtain import licenses necessary for importing the Products from the U.S.A. and Howtek will make its best efforts to assist OEM in obtaining any necessary licenses for export of the Product and spare parts. Howtek agrees to manufacture the Product to the applicable FCC standards and obtain all related FCC certifications. OEM acknowledges that such certifications are in Howtek's name, and agrees to take such action, if any, necessary to maintain FCC compliance in OEM's name. On request, Howtek will provide OEM with a copy of Howtek's certification of FCC compliance.

         6. SPARE PARTS Howtek agrees to make available for purchase by OEM spare parts for Products purchased hereunder during the term of this Agreement and for a period of seven years from the date of termination of this Agreement (excluding commercially available components conforming to industry standards), on the terms and conditions of this Agreement and at Howtek's then standard prices provided to comparable customers at comparable quantities and on comparable terms and conditions. If, however, Product spare parts shall be discontinued during the term of this Agreement, or thereafter, Howtek shall provide OEM 120 days notice thereof and the opportunity to submit firm purchase orders and take delivery of such spare parts up to 12 months from the date of such notice. These spare parts may contain renovated components, however, they will function and be warranted as new spare parts. Attached to the Agreement as Schedule "F" is a Spare Parts Price List. OEM shall be entitled to a discount off this Spare Parts Price List at the same level OEM is entitled to under Schedule "B" for the purchase of Product.

         7. DISCONTINUED PRODUCTS If, during the Term, Howtek discontinues the Product, Howtek agrees to provide OEM with one hundred twenty (120) days notice of Product discontinuance. OEM may place orders for discontinued Products during the notification period, for

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delivery up to 12 months from the date of notice of Product discontinuance.

     8. NON-DISCLOSURE (a) Except as provided below, OEM agrees not to disclose to any third party, or to use or employ, except as may be expressly contemplated by this Agreement, either during the performance thereof or for three years thereafter, any information of whatever nature in any way pertaining or relating to Howtek's Product technology, manufacturing methods, processes, strategies, prices, customers or related affairs furnished by Howtek, or otherwise acquired by OEM in connection with this Agreement ("Confidential Information"). Upon termination or cancellation of this Agreement, OEM shall surrender to Howtek, all written and descriptive matter, including but not limited to drawings, blueprints, description, or other paper or documents which contain such information. OEM shall be authorized to disclose to sales intermediaries authorized by OEM any Confidential Information which is necessary for the support, maintenance, promotion, marketing and sale of the Product provided such intermediaries agree in writing to protect such Confidential Information under terms substantially similar to this clause 8. The purpose of the foregoing sentence is to provide OEM with flexibility in promoting, supporting, servicing and selling the Product without disclosing the more sensitive types of Confidential Information such as drawings, manufacturing data and software source code.

     (b) For the avoidance of doubt, OEM has substantial knowledge, experience and expertise in color scanning technology and this undertaking in Section 8 shall be both without prejudice to OEM's rights thereto and be restricted to information expressly connected with the Product Technology.

     (c) Nothing in this Section 8 shall apply to Confidential Information:

     (i) which is publicly available through no fault of OEM;

     (ii) which was in possession of the OEM prior to the date of disclosure, as shown by prior written records;

     (iii) which is subsequently learned by the OEM from any third party which was not restricted from disclosing it, as shown by its written records;

     (iv) which is subsequently developed by OEM independently of disclosure hereunder, as shown by prior written records;

     (v) which the OEM can show in writing has been released for publication;

     (vi) which is authorized for disclosure by subsequent written agreement between the parties;

     (vii) which Howtek designates in writing as non-confidential.

     9. LIMITED WARRANTY AND REMEDY LIMITATIONS Howtek warrants to OEM that the Product (other than spare parts) supplied hereunder shall be free from defects in material and workmanship under normal use and maintenance in accordance with the directions and cautions

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contained in the manuals accompanying the Product for a period of the lesser of
360 days from date of shipment by Howtek to OEM or 180 days from the date of receipt by the end-user. Howtek warrants that spare parts shall be free from defects in material and workmanship under normal use and maintenance for 180 days from date of shipment by Howtek. Howtek's obligation under this warranty is limited to replacing or repairing, free of charge, any defective part returned to Howtek, Hudson, New Hampshire, or its designated service depot. This warranty is void if Product is abused, misused, is not operated in accordance with the Specifications set forth in Exhibit "A", or is operated with parts that were not manufactured or approved by Howtek. Howtek shall only be required to respond to warranty claims submitted by the OEM. The OEM shall indemnify and hold Howtek harmless from any warranty claims made directly to Howtek by persons purchasing Howtek Products from the OEM..

     During the warranty period OEM shall pay for the return to Howtek of any faulty product. If the Product is found to be faulty due to poor design, workmanship or materials then Howtek shall reimburse OEM for the transportation costs incurred. Howtek shall also be responsible for freight charges, taxes and insurance charges for the return of repaired Products to OEM.

     During the warranty period if the Products require replacing or repairing due to accident, misuse, neglect, wilful act, default, operator error or any cause other than normal use, then OEM or the end user shall pay for labor and parts and all other associated delivery costs.

     THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL OR IMPLIED INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE. HOWTEK SHALL NOT BE RESPONSIBLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF PRODUCTS NOT BEING AS WARRANTED AND OEM'S REMEDIES SHALL BE LIMITED TO THOSE ABOVE SET FORTH. Neither OEM nor any other person, firm or corporation is authorized to make any other warranties on behalf of Howtek or to assume for Howtek any other liabilities in connection with Products purchased hereunder.

10. LIMITATION OF DAMAGES Howtek shall not be liable for any loss, damages, either direct or consequential, arising from any cause whatsoever beyond its reasonable control. IN NO EVENT WILL HOWTEK BE LIABLE FOR ANY COLLATERAL, CONSEQUENTIAL, OR INDIRECT DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTIONS WHICH ARE THE SUBJECT HEREOF, EVEN IF HOWTEK SHALL HAVE BEEN ADVISED OF SUCH POTENTIAL DAMAGES, PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE CONSTRUED TO LIMIT HOWTEK'S LIABILITY FOR PERSONAL INJURY OR DEATH BY IMPOSITION OF STRICT LIABILITY OR CAUSED BY HOWTEK'S SOLE NEGLIGENCE.

     Whilst the parties acknowledge that any safety issue is unlikely to arise in relation to the products, each of the parties hereto shall assume full responsibility for and hold the other harmless from and against third party actions, claims or expenses in respect of personal injury, death or damage to property caused by its negligent act, or omission in relation to the products.

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     11. INSTALLATION AND SERVICE OEM shall be responsible for the installation and service of Products. Howtek agrees to provide the contents of the Product manuals in electronic digital format which Howtek hereby licenses OEM to use and modify in connection with its own documentation. Howtek authorizes OEM to translate the manuals into any language.

     Howtek will provide, at no cost to OEM, user training for the Product at OEM's site. Installation instructions are set forth in the User Manual and the Product is designed for end-user installation. Service training and support will be provided for a fee, by Howtek.

     12. PATENTS Howtek agrees to defend or to settle, at its own cost, any action, suit or proceeding against OEM based upon a claim alleging that Product infringes the U.S. or European patent, copyright or other intellectual property rights of the complaining party, provided that: Howtek is notified promptly in writing by OEM of the existence of the claim, OEM requests Howtek to undertake its defense and gives Howtek the right to maintain sole control of the defense and all negotiations for settlement or compromise of such claim, and OEM customer cooperates with Howtek in such defense. Howtek shall not be liable to OEM if the claim of infringement is based upon the use of Product supplied by Howtek where any alteration to the Product has been made by OEM. Howtek shall have the right to substitute for the infringing product another suitable product or, at Howtek's option, obtain for OEM the right to continue the use of such product or take back such product and refund any sums OEM has paid Howtek therefore less a reasonable amount for use, damage, obsolescence and depreciation based on five year straight line amortization. If infringement is alleged prior to completion of delivery of the product, Howtek may decline to make further shipments without being in breach of contract. THE FOREGOING STATES HOWTEK'S ENTIRE LIABILITY AND OEM'S SOLE REMEDY WITH RESPECT TO CLAIMS OF PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT INFRINGEMENT AND HOWTEK SHALL NOT BE LIABLE FOR ANY COLLATERAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES ARISING OUT OF ANY SUCH INFRINGEMENT.

     13. WORK ON OEM CUSTOMER'S PREMISES In the event of any work by Howtek, its employees or agents in the premises of OEM or its customers, OEM shall take (or cause its customers to take) all necessary precautions to prevent the occurrence of any injury to such persons or property, during the progress of such work. Except for injury due solely and directly to the negligence of a Howtek employee or agent while on the premises of OEM or its customers, OEM hereby indemnifies Howtek against all claims, demands, liabilities or loss by Howtek employees or agents which may result in any way from any act or omission of OEM, its customers or their agents, employees or subcontractors.

     14. SOFTWARE Howtek hereby grants to OEM a non-exclusive, non-assignable license to the software supplied with the Product ("Software") pursuant to the provisions of the Software License in Exhibit"D" for the OEM's internal use and development in conjunction with the marketing, distribution and sale of the Product. Until the expiration or termination of the Agreement the OEM is hereby granted the right to sublicense the Softwareto persons in the chain of distribution and to end-user customers, by contractually binding such persons or end-users with terms substantially similar to the restrictions of Howtek's Standard Software License Agreement in Exhibit "D". In

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addition, Howtek hereby agrees to make available to OEM all software development tools which Howtek makes available to third party software developers, including the SCSI Command Interface Specification HPF 082 (Rev.-1) dated July 14, 1994. scanning functions for the Product and the source code to what Howtek calls the "D4500 plug-in module" which is driver software that permits the Product to operate with scanning application programs. The source code to the the Plug in Module and any other development tools provided to OEM is licensed for OEM's internal use only, may not be copied (except for archival purposes), distributed, disclosed to third parties, or used for any purpose other than to support the sale of Products purchased hereunder. Upon the expiration or termination of this Agreement, OEM shall promptly return to Howtek all such source code, including copies, and any related documentation. Any software which OEM creates using this source code shall be the exclusive property of OEM, including all copyright, trademark and patent rights thereto. Howtek does not grant OEM a source code license to the operating software resident in firmware in the Product which controlls the opersting functions of the Product and such software remains the exclusive property of Howtek. Howtek's warranty for the Product shall not cover any software generated by OEM and any faults or defects occuring due to the modified software shall be corrected by OEM at OEM's expense.

15. TERMINATION OR MODIFICATION Either party shall have the right to terminate this Agreement immediately if the other ceases to function as a going concern, becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy or permits a petition to be filed against it. Either party shall have the further right to terminate this agreement, and/or suspend credit and delay delivery until payment is received, and/or otherwise alter terms of payment, and/or treat orders as having been cancelled if either party
(i) fails to make payment when due or (ii) breaches any of its other obligations hereunder and such violation or breach remains uncured for thirty (30) days after notice by the non-breaching party to the other. Termination or expiration of this Agreement shall not relieve either party from the obligation to honor any commitments under this Agreement, including outstanding purchase orders, outstanding accounts due and the confidentiality requirements.

     16. INDEPENDENT CONTRACTOR OEM's relationship with Howtek shall be that of an independent contractor and nothing contained herein shall be construed as creating the relationship of partner, principal and agent, joint venturers or legal representatives for any purpose. Neither party to this Agreement shall have the authority to act for or bind the other.

     17. CHANGE CONTROL Howtek agrees that there will be no change to the Product which affects form, fit or function within the 90 day period between order and shipment. Howtek will advise OEM of any change in form, fit or function to the Product by means of a Howtek engineering change order ("ECO") at least 90 days prior to implementation. If any change in the form, fit or function of the Product is incompatible with OEM's products, then OEM may order versions of the Product without the changes pursuant to Section 7 of this Agreement. Howtek shall give at least 180 days advance notice of any scanner which replaces the 4500 to OEM (where Howtek's development cycles allow). Notice of Development shall never be less than 90 days before public announcement. Howtek will offer any scanner which replaces the 4500 to OEM for test and evaluation when available and prior to commercial shipment.

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     18. CANCELLATION If OEM cancels a purchase order, Howtek shall make its best efforts to minimize the costs of cancellation. OEM shall reimburse Howtek for all such reasonable costs incurred.

     19. FACTORY ACCEPTANCE TEST The Product is designed to meet the Factory Acceptance Test Specification ("FAT Specification") provided in Exhibit "E". Prior to shipment, all Products will be subject to the Factory Acceptance Test by Howtek in accordance with Howtek's standard procedure for such Products. A Factory Acceptance Test Certificate will be provided with all Products purchased under this Agreement. Howtek shall, upon OEM request, permit technical representatives of OEM to be present at such test and inspection, provided OEM notifies Howtek in advance. Following receipt of the Product at the OEM designated destination, OEM shall at its discretion, subject the Product to the Factory Acceptance Test. If the Product does not meet this Factory Acceptance Test it may be rejected by OEM and any payments due with regard to such Product would be withheld by OEM until the Product meets the FAT Specification.

     20. TRADEMARKS Howtek agrees to replace its trademarks and logos with OEM's trademarks and logos, as provided by OEM, to the Product and packaging, following approval by Howtek of such Trademarks and logos, which approval shall not be unreasonably withheld. Howtek agrees to allow OEM to affix its own labels and logos to the documentation OEM supplies with the Product and does not require Howtek labels and logos to be applied thereto. OEM agrees to defend and indemnify Howtek against any loss, expense or liability to third parties arising directly or indirectly out of Howtek's compliance with OEM supplied trademarks or logos attached to the Product or associated packaging. Howtek agrees to deliver the product painted in the color specified by OEM at the time of authorization of this Agreement and as modified from time to time by the OEM, except that any such subsequent color modifications shall be made as part of an engineering change order in accordance with this Agreement and any incremental costs above the then current painting costs resulting from this change shall be borne by OEM. In addition, any such changes shall not effect Product already placed on order by OEM.

     21. MANUFACTURING LICENSE (a) Howtek agrees that it will negotiate a manufacturing license for the Product with OEM on terms and conditions to be mutually agreeable to the Parties. The Manufacturing License shall be an exclusive, non-assignable license to OEM for the manufacture of the Product in Europe and will include the license to all related software necessary for the successful manufacture and sale of the Product. The detailed operating conditions of the Manufacturing License are to be determined under a separate agreement between the Parties. Pursuant to such a Manufacturing License, Howtek would endeavor to transfer all manufacturing knowledge and know-how to OEM, and if OEM requires and at OEM's expense, provide trained support and technical assistance during the set up phase for the manufacture of the Product at OEM's production facility. The intellectual property rights in the manufacturing data developed by Howtek shall remain Howtek's exclusive property. Nothing in this clause shall be construed as transferring any intellectual property rights in the Product or manufacturing data to OEM.

     (b) In the event Howtek voluntarily or involuntarily is placed in liquidation under the U.S.

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Bankruptcy laws, Howtek agrees to (i) allow OEM to purchase the Product directly from Juno Enterprises, Inc. ("Juno"), the third party manufacturer of the Product, and in the event the Product is unavailable from Juno in the quantities previously forecasted by OEM then (ii) Howtek agrees to provide licensing rights to OEM to manufacture the Product on payment of a royalty (to be negotiated among the parties at such time) to Howtek in such amount such that OEM shall be no worse off than if it was continuing to buy the Product from Howtek.

     (c) Howtek agrees to enter into an Escrow Agreement with OEM the purpose of which is to enable OEM to obtain possession of the Product drawings and Software source code in the event Howtek is voluntarily or involuntarily placed in liquidation under the U.S. Bankruptcy laws pursuant to Subsection (b) above.

     22.  GENERAL PROVISIONS
          ------------------

     A. GOVERNING LAW; JURISDICTION: COSTS OF LITIGATION This Agreement and any transactions by and between Howtek and OEM hereunder shall be governed by, construed and interpreted in accordance with the laws of the state of New Hampshire. OEM expressly consents to the jurisdiction of any court of competent jurisdiction located in New Hampshire for the disposition of any dispute hereunder. Should legal action become necessary to enforce any of the terms and conditions set forth herein, the losing party shall pay to the prevailing party all out of pocket expenses incurred in connection with such action, including reasonable attorney's fees.

     B. ENTIRE AGREEMENT: AMENDMENT Howtek and OEM agree that the terms and conditions set forth in this Agreement shall govern all purchases of product during the initial and any renewal term of this Agreement. This Agreement supersedes all proposals, oral or written, and all negotiations, conversations or discussions between OEM and Howtek relating to the subject matter of this Agreement. This Agreement shall not be amended or superseded except by an agreement in writing signed by Howtek and OEM which specifically states that such modification or amendment is made pursuant to this article.

     C. NON-WAIVER OF DEFAULT Howtek's failure to insist upon strict performance of any of the provisions contained herein shall in no way constitute a waiver of its rights as set forth herein, at law or in equity, or a waiver by Howtek of any other provisions of prior, concurrent or subsequent default by Howtek in the performance of or compliance with any of the terms and conditions set forth herein. Neither the acceptance of payments after the due date, nor acceptance of adjustments, nor the acceptance of interest charges specified hereunder, nor the failure of Howtek to enforce any other of its rights under this Agreement shall be deemed a waiver of any of Howtek's rights or remedies.

     D. SEVERABILITY If any provision herein shall be held to be invalid or unenforceable for any reason such provision shall, to the extent of such invalidity or unenforceability, be severed, but

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without in any way affecting the remainder of such provision or any other provision contained herein, all of which shall continue in full force and effect.

     E. EXPORT OBLIGATION The equipment sold under this Agreement may be subject to U.S. Government export regulations. To the extent required by law any equipment delivered within the United States, that is subsequently exported by the OEM must be licensed in accordance with the regulation of the U.S. Department of Commerce or any other appropriate U.S. Government agency and it is the responsibility of the OEM to obtain such license and approval.

     F. ASSIGNMENT Neither party may assign or otherwise transfer its rights or obligations under this agreement without first receiving the written consent of the other, which consent shall not unreasonably withheld, except that either party may assign its rights and obligations under this Agreement to any party which acquires all or substantially all of the assets of such party related to the Product without having to obtain the consent of the other party.

     G. NOTICES All notices in connection with this Agreement shall be in writing and sent registered mail, return receipt requested at the following address:

If to LICENSOR:

                                    General Counsel
                                    Howtek, Inc.
                                    21 Park Avenue
                                    Hudson, NH  03031

If to LICENSEE:

                                    Anthony Halker
                                    Marketing Director
                                    Crosfield Electronics Ltd.
                                    Three Cherry Trees Lane
                                    Hemel Hempstead
                                    Herts HP2 7RH
                                    England

     H. HEADINGS The headings herein are for convenience only and shall not affect the construction of any provision hereof.

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                  IN WITNESS WHEREOF, The parties have caused this Agreement to be executed and do hereby warrant and represent their respective signatures that they are duly authorized to enter into this Agreement.

HOWTEK, INC.                         CROSFIELD ELECTRONICS LIMITED

By:                                  By:
    ------------------------------       ---------------------------
Title:                               Title:
    ------------------------------       ---------------------------
Date:                                Date:
    ------------------------------       ---------------------------

SUMMARY OF EXHIBITS
-------------------

Exhibit A                  Product Specification

Exhibit B                  List of Products and Prices

Exhibit C                  Forecast and Purchasing Commitment

Exhibit D                  Software Licensing Agreement

Exhibit E                  Factory Acceptance Test

Exhibit F                  Spare Parts Price List

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                                   EXHIBIT "A"

                             PRODUCT SPECIFICATIONS

                                   EXHIBIT "B"
                           LIST OF PRODUCTS AND PRICES

                                   EXHIBIT "C"

                                    FORECAST

                          (to be provided by Crosfield)



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                                   EXHIBIT "D"

                           SOFTWARE LICENSE AGREEMENT

     This Software License Agreement is entered into between Howtek, Inc., 21 Park Avenue, Hudson New Hampshire ("LICENSOR"), and ____________________________ ______________________, ("LICENSEE") on the following terms and conditions.

1. SOFTWARE REMAINS LICENSOR'S PROPERTY. Title to the software licensed hereunder, which shall include all software listed or accompanying Products listed in Exhibit A or included as firmware in products listed in Exhibit A, related documentation, and all changes, modifications and/or enhancements thereto ("Software") and all rights therein, including all rights in patents, copyrights, and trade secrets applicable thereto, shall remain vested in LICENSOR. Any copies of the Software made by LICENSEE, in whole or in part, shall remain LICENSOR's property.

2. LICENSE. LICENSOR grants to LICENSEE a nonexclusive, worldwide license to use, the object code version of the Software. No right to copy the Software, in whole or in part, is granted except as hereinafter expressly provided. This license may not be assigned, sublicensed, other than to a resellerauthorized by Licensee or otherwise transferred by LICENSEE without prior written consent of LICENSOR. LICENSEE is only authorized to use the Software and related documentation in conjunction with the use by LICENSEE of the LICENSOR products with which they were furnished.

3.  RIGHT TO COPY; PROTECTION AND SECURITY

     a. LICENSEE agrees to reproduce any LICENSOR copyright notice, and other proprietary legend in the Software and to include the same on all copies of the Software it makes in whole or in part. The LICENSOR copyright notice may appear in any of several forms, including machine readable form within the Software, and LICENSEE agrees to reproduce such notice in each form in which it appears.

     b. LICENSEE shall be responsible for marking all Software with the appropriate proprietary legends and copyright notices of the LICENSOR and any other person with proprietary rights in the Software.

     c. LICENSEE's obligations to protect LICENSOR's proprietary rights in the Software shall survive the termination of this Agreement until such proprietary Software enters the public domain through no fault of, or breach by LICENSEE, of this License Agreement.

4.  TERM
     a. This Agreement will take effect as of the effective date of the accompanying Agreement and shall run coterminously therewith.
     b. This Agreement may be terminated by LICENSEE upon one month's prior written notice.

LICENSOR may terminate this
Agreement if LICENSEE is in default of any of the terms and conditions of this Agreement, and termination is effective if LICENSEE fails to correct such default within thirty (30) days after written notice thereof by LICENSOR.
     c. Within one month after termination or expiration of the Agreement, LICENSEE will furnish to LICENSOR a certificate certifying that through its best effort, and to the best of its knowledge, the original and all copies, in whole or in part, in any form of the connection with this Agreement (except copies for which LICENSEE has paid a licensee fee for LICENSEE's own use), have been destroyed, except that LICENSEE may retain one copy for archival or support purposes.

5. USE OF LICENSOR'S NAME. The right granted by LICENSOR hereunder shall not be construed, directly or indirectly, by implication, estoppel or otherwise, as granting to LICENSEE the right to advertise the Software as a LICENSOR product.

6. DOCUMENTATION. LICENSEE may without charge make copies of the Software documentation (user manuals, product data sheets, etc.) as are necessary for its internal archival use only provided all of LICENSOR's and others' copyright and proprietary legends are reproduced.

7. SOFTWARE LICENSED HEREUNDER IS WARRANTED TO CONFORM TO PUBLISHED SPECIFICATIONS WITH NO ADDITIONAL WARRANTY WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING FITNESS FOR PARTICULAR OR INTENDED PURPOSE AND MERCHANTABILITY. IN NO EVENT SHALL LICENSOR BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) ARISING FROM USE OF THE SOFTWARE. LICENSOR will endeavor to correct problems and/or bugs relevant to the software as brought to the attention of LICENSOR by LICENSEE.

8. NONDISCLOSURE AND CONFIDENTIALITY. The Software licensed hereunder is proprietary to and a trade secret of Howtek, and shall not be disclosed to any person or entity not a party to this Agreement. Software which has been independently developed by LICENSEE or is in the public domain without being disclosed by LICENSEE in breach of this Agreement is not subject to the above restriction. LICENSEE recognizes the valuable proprietary, trade secret nature of the Software and agrees to indemnify Howtek for Howtek's damages in the event of the unauthorized disclosure by LICENSEE, its affiliates, employees or representatives of information related thereto. In addition, LICENSEE hereby agrees not to disclose to any party other than Howtek, (to which it hereby agrees to disclose) information regarding the performance or reliability of the Software.

9. EXPORT LICENSES. LICENSEE shall not transmit, directly or indirectly, the Software to any country in contravention of the U.S. Export Control Regulations. To the extent LICENSOR has information regarding such countries it will make such information available to LICENSEE.

10. NOTICES. All notices in connection with this Agreement shall be in writing and sent registered mail, return receipt requested at the following address:

If to LICENSOR:

                                    General Counsel
                                    Howtek, Inc.
                                    21 Park Avenue
                                    Hudson, NH  03031

If to LICENSEE:

                                    Anthony Halker
                                    Marketing Director
                                    Crosfield Electronics Ltd.
                                    Three Cherry Trees Lane
                                    Hemel Hempstead
                                    Herts HP2 7RH
                                    England

11. LITIGATION. This Agreement and any transactions by and between Howtek and OEM hereunder shall be governed by, construed and interpreted in accordance with the laws of the state of New Hampshire. OEM expressly consents to the jurisdiction of any court of competent jurisdiction located in New Hampshire for the disposition of any dispute hereunder. Should legal action become necessary to enforce any of the terms and conditions set forth herein, the losing party shall pay to the prevailing party all out of pocket expenses incurred in connection with such action, including reasonable attorney's fees. No legal proceeding arising from any transaction hereunder may be instituted more than two years after the cause of action arose.

12. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties with respect to the subject matter herein, and merges and supersedes all prior written agreements, discussions and understandings, express or implied, concerning such matters and shall take precedence over any conflicting terms which may be contained in LICENSEE's purchase order to LICENSOR's order acknowledgement form.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.

LICENSOR:                                            LICENSEE:

By:                                         By:
   -----------------------                     ------------------------------

Title:                                      Title:
      --------------------                        ---------------------------

Date:                                       Date:
     ---------------------                        ---------------------------

                                   EXHIBIT "E"

                             FACTORY ACCEPTANCE TEST

                                   EXHIBIT "F"

                             SPARE PARTS PRICE LIST